                                                                      EXHIBIT 99
                                                                      ----------
FOR IMMEDIATE RELEASE
---------------------


          Media Contact:         Laura A. Mastrangelo
                                 VIMRX Pharmaceuticals
                                 302-998-1734/Pager 800-916-8038

          Investor Contact:      Dian Griesel, Ph.D.
                                 The Investor Relations Group
                                 212-664-8489


         INNOVIR CLOSES NEW YORK OPERATIONS TO FURTHER REDUCE EXPENSES

NEW YORK, NY, October 14, 1998 - Innovir Laboratories, Inc. announced today its decision to close its New York operations to further reduce operating expenses. Innovir will move its management and core technology assets to the headquarters of its majority owner, VIMRX Pharmaceuticals Inc., in Wilmington, Delaware.

Innovir continues to seek partners, investors or purchasers for its oligozyme technology, including the lead EGS (External Guide Sequence) technology, the recently discovered FRS/GSFRS (Functional Ribozyme Selection) technology, and related research programs. Oligozyme technology uses catalytically interactive oligomers, which are chemically modified RNA molecules that can selectively destroy disease-causing RNA molecules. The target for Innovir's oligozyme technology is to assist pharmaceutical researchers with drug discovery target identification and validation.

In May 1998, Innovir announced a strategic refocusing to conserve limited capital resources. Since that strategic refocusing, Innovir has begun the process of closing its two European operations in Gottingen, Germany, and Cambridge, England.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The forward-looking statements contained in this release are subject to certain risks and uncertainties. Actual results could differ materially from current expectations. Among the factors which could affect the Company's actual results and could cause results to differ from those contained in the forward-looking statements contained herein are: the development of competing therapies and/or technologies, the terms of any future strategic alliances or dispositions of technology, the need for additional capital, and any additional factors described from time to time in the Company's periodic reports on Form 10-K and 10-Q, and any prospectus describing the Company's securities.
# # #

NOTE TO INVESTORS AND EDITORS: VIMRX's press releases are available on the Internet through www.vimrx.com and through BusinessWire's web site at http://www.businesswire.com. The releases are also available at no charge through BusinessWire's fax-on-demand service at 800-411-8792.

                                       1